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                                                FILED PURSUANT TO RULE 424(B)(3)
                                                REGISTRATION NO: 333-86257


Supplement, Dated April 27, 2000, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholder is added to the list of selling securityholders in the prospectus:


                                                    Number of Depositary Shares
                                                    ---------------------------
Name of Selling Securityholder                          Owned        Offered
------------------------------                      -------------  ------------

ING Barings......................................         100,000       100,000